UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             April 23, 2007

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

2801 80th Street, Kenosha, WI  53141

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment
                        of Certain Officers; Compensatory Arrangements of Certain Officers

On April 23, 2007, the Snap-on Incorporated Board of Directors elected Nicholas T. Pinchuk as Snap-on’s President and Chief Operating Officer.  Mr. Pinchuk was also elected to the company’s Board of Directors; his term will expire at the 2008 annual meeting of shareholders.

Prior to his appointment as President and Chief Operating Officer, Mr. Pinchuk was Snap-on’s Senior Vice President and President - Worldwide Commercial & Industrial Group, which positions he has held since joining Snap-on in June 2002.  Prior to joining Snap on, Mr. Pinchuk, age 60, served in several executive operational and financial management positions at United Technologies Corporation, including president, Global Refrigeration Operations of its Carrier Corporation unit and president of Carrier’s Asia Pacific Operations.  Before Carrier, he held various financial and engineering positions at Ford Motor Company.  Mr. Pinchuk also serves on the board of directors of Columbus McKinnon Corporation.

Mr. Pinchuk’s salary was increased to $550,000 annually as a result of his election to the new positions of President and Chief Operating Officer. Because Mr. Pinchuk is currently an executive officer of Snap-on, and one of its “named executive officers,” information as to his compensation and the terms of his employment (including his severance agreement and his change in control agreement) is included in Snap-on’s definitive proxy statement for its 2007 annual meeting of shareholders (the “2007 Proxy Statement”).

Jack D. Michaels is continuing as Snap-on’s Chairman and Chief Executive Officer and as a member of the Board of Directors.

In addition, on April 24, 2007, Thomas J. Ward was appointed Senior Vice President and President - Snap-on Tools Company LLC, replacing Alan T. Biland who is leaving that position at Snap-on to pursue other interests.  Snap-on is in discussions with Mr. Biland concerning the terms of his departure from the company.  As a result of Mr. Ward’s selection for the new positions, his base salary was increased to $370,000, and an option for 10,000 shares has been recommended to be granted to Mr. Ward by the Organization and Executive Compensation Committee of Snap-on’s Board of Directors, which administers Snap-on’s Incentive and Stock Awards Plan, at the Committee’s next regular meeting.  Mr. Ward was previously Senior Vice President and President - Diagnostics and Information Group of Snap-on.  Because Mr. Ward is currently also one of Snap-on’s “named executive officers, information as to his compensation and the terms of his employment (including his change in control agreement) is included in the 2007 Proxy Statement.

Information as to Mr. Pinchuk’s and Mr. Ward’s compensation and their agreements with Snap-on included under the caption “Executive Compensation Information” in the Proxy Statement is incorporated herein by reference.

Forward-looking Statements

Statements in this Report, and the news release which is filed as an exhibit hereto, that are not historical facts, including statements (i) that include the words “expects,” “plans,” “targets,” “estimates,” “believes,” “anticipates,” or similar words that reference Snap-on or its management; (ii) specifically identified as forward-looking; or (iii) describing Snap-on’s or management’s future outlook, plans, estimates, objectives or goals, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Snap-on cautions the reader that the news release contains statement that are forward-looking in nature and were developed by management in good faith and, accordingly, are subject to risks and uncertainties regarding Snap-on’s expected results that could cause (and in some cases have caused) actual results to differ materially from those described in any such statement.  The company’s actual results may differ materially from those described or contemplated in the forward-looking statements.  In particular, the changes in management inherently may impact Snap-on’s business and operations which could affect Snap-on’s results of operations and prospects.  Other factors that may cause the company’s actual results to differ materially from those contained in the forward-looking statements include those found in the company’s reports filed with the Securities and Exchange Commission, including the information under the “Safe Harbor” and “Risk Factors” headings in its Annual Report on Form 10-K for the fiscal year ended December 30, 2006.  Snap-on disclaims any responsibility to update any forward-looking statement provided in this Report, except as required by law.

Item 9.01        Financial Statements and Exhibits

(a) None.

(b) None.

(c) None.

(d) Exhibits:

99.1	Snap-on Incorporated Press Release dated April 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED

Date: April 25, 2007	By:	/s/ Susan F. Marrinan
Susan F. Marrinan, Vice President,
Secretary and Chief Legal Officer